UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 26, 2005

Ault Incorporated

(Exact name of Registrant as specified in its charter)

Minnesota	0-12611	41-0842932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7105 Northland Terrace Minneapolis, MN 55428-1028		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 592-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2005, Ault Inc. entered into an agreement to lease a portion of its headquarter building (13,313 square feet) that had been sold to Dane Industries Inc.  The lease is for a period of twenty-seven months at $18,860.08 per month.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 26, 2005, Ault Inc. (“Ault”) completed the sale of its headquarter building (64,000 square feet) and land to Dane Industries Inc., (“Dane”) for $3.85 million.  The transaction results in a book loss of approximately $100,000.  The agreement includes the receipt of $1 million in cash and the repayment of the mortgage on the building.  Prior to this transaction no material relationship existed between Ault and Dane, or their respective affiliates, directors or officers, or any associates of their directors and officers.

Exhibit Index

99.1   Press release dated May 27, 2005.

99.2   Lease agreement dated May 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AULT INCORPORATED

		By:	/s/ Donald L. Henry
Donald L. Henry
Chief Financial Officer

Dated:	May 31, 2005